UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 1, 2011 (August 1, 2011)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	0-11576	13-3119827
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

1450 Broadway, 24th Floor
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2011, the Board of Directors of Harris & Harris Group Inc. (the “Company,” “we” or “us”), upon recommendation by its Nominating Committee, appointed Mr. Bruce W. Shewmaker to serve as a Director of the Company, effective immediately, until the 2012 Annual Meeting of Shareholders or until his successor is duly elected and qualified.

Since November 2003, Mr. Shewmaker has been a Managing Director of MVC Capital, Inc., a publicly traded business development company listed on the NYSE (“MVC”).  Previously, he was a Managing Director of E*Offering Corp., an investment banking firm that was later merged into WIT Sound View Group, from  1999 to 2001.  From 1997 to 1998, Mr. Shewmaker served as President and Director of The US Russia Investment Fund, where he managed a staff of approximately 60 people in seven offices across the Russian Federation.  Throughout his career, he has held senior level and strategic positions at New Century Management, Vector Venture Partners Group, Merrill Lynch R&D Management, Inc., Merrill Lynch Oklahoma Venture Partners, L.P. and Merrill Lynch Venture Capital, Inc.  He is a Director of several privately held companies: Foliofn, Inc., Velocitius B.V., and Vestal Manufacturing Enterprises, Inc.  Earlier this year, Mr. Shewmaker agreed to serve as an independent director of Garrison Capital Inc., a newly organized business development company currently in registration for its initial public offering. He was graduated from The Ohio State University (B.S.) and has completed graduate work in Management Studies at New York University’s Leonard N. Stern School of Business.

Mr. Shewmaker was also appointed as a member of the Valuation Committee and the Independent Directors’ Committee.  There is no arrangement or understanding between Mr. Shewmaker and any other person pursuant to which Mr. Shewmaker was selected as a director of the Company.  Mr. Shewmaker does not have any direct or indirect material interest in any existing or proposed transactions to which the Company is or may become a party.

The press release announcing the appointment of Mr. Shewmaker is attached hereto as Exhibit 99.1

Item 9.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2011	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Douglas W. Jamison
Douglas W. Jamison
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 1, 2011